EXHIBIT 99.906CERT

CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER OF

STEWARD FUNDS, INC.

PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

This certification is being furnished pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Registrant’s Semi-Annual Report on Form N-CSR for the period ended October 31, 2021 (the “Report”).

I, Michael L. Kern, III, the Principal Executive Officer and Principal Financial Officer of Steward Funds, Inc. (the “Registrant”) certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 28, 2021

/s/ Michael L. Kern, III

Michael L. Kern, III

President and Treasurer

(Principal Executive Officer and Principal Financial Officer)

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.